UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C., 20549

                                  Form S-8
                           REGISTRATION STATEMENT
                                    Under
                         The Securities Act of 1933

                      Commission file number 000-25523

                               SHARECOM, INC.

             (Exact name of registrant as specified in charter)


     Nevada                                       86-0857752
     (State of other jurisdiction of              (I.R.S. Employer
     incorporation or organization)               Identification Number)

     1251 N. Sherwood Lane
     Palatine, Illinois                           60067
     (Address of Principal Executive Office)      (Zip Code)

                     Consultant Stock Compensation Plan
                          (Full Title of the Plan)

                               (800) 818-6505
            (Registrant's Telephone Number, Including Area Code)

                          Brad Nordling, President
                            1251 N. Sherwood Lane
                          Palatine, Illinois  60067
                   (Name and Address of Agent for Service)


                                          Proposed
                                           maximum   Proposed
Title of Securities to be      Amount to  Offering    maximum     Amount of
registered                        be        price    aggregate  registration
                              registered     per     offering        fee
                                          share(2)     price
Common Stock (1)                300,000     $0.31     $93,000      $23.25

1    Represents up to 300,000 shares of common stock to be offered for resale by the persons indicated in the prospectus included as part of this Registration Statement, in addition to the additional shares offered herein.

2    Calculated in accordance with Rule 457(c) using the five day average of the low and high prices for the common stock on October 15, 2001.

PROSPECTUS        The date of this Prospectus is October 15, 2001


                               SHARECOM, INC.

                    Up to 300,000 Shares of Common Stock
         Received by Directors, Officers, Consultants and Employees
              Under the Company's Consultant and Employee Stock
         Compensation Plan and Reoffered by Means of this Prospectus
         To Be Sold Either Privately or Through a Broker Transaction



Selling shareholders of SHARECOM, INC. ("Company") will offer their shares through the over-the-counter market. Selling shareholders, if control persons, are required to sell their shares in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, which limits sales by each selling shareholder in any three month period to the greater of 1% of the total outstanding common stock (or approximately 163,607 shares after the issuance of the shares herein) or the average weekly trading volume of the Company's common stock during the four calendar weeks immediately preceding such sale. It is expected that brokers and dealers effecting transactions will be paid the normal and customary commissions for market transactions; however the Shares may be sold in a private transaction.

The Company's Common Stock is currently quoted on the National Associations of Securities Dealers ("NASD") Over-the-Counter Bulletin Board ("OTCBB") under the symbol "SHCC". On October 15, 2001, the closing low and high prices of shares of Common Stock of the Company were $0.16 and $0.20, respectively. However, the Company considers its Common Stock to be thinly traded and, as a result, any reported sales prices may not be a true market-based valuation of the Common Stock.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock issuable under the terms of the Plan shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

   The securities offered hereby involve a high degree of risk. See "Risk
                                  Factors."

                     SUMMARY OF PROSPECTUS

Item 1.

The Company

This prospectus accompanies reoffers by consultants and employees of the Company of shares of common stock received through the Company's Consultant and Employee Compensation Plan. The Company, pursuant to the S-8 Registration, dated this same date, has registered 300,000 of the Company's common stock, which shares are to be issued pursuant to the Company's Consultant and Employee Stock Compensation Plan. The Company's principal offices are located at 1251 N. Sherwood Lane, Palatine, Illinois, 60067, telephone number (800) 818-6505.

     This form S-8 contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are necessarily based on certain assumptions and are subject to significant risks and uncertainties. These forward-looking statements are based on management's expectations as of the date hereof, and the Company does not undertake any responsibility to update any of these statements in the future. Actual future performance and results could differ from that contained in or suggested by these forward-looking statements as a result of factors set forth in this Form S-8.

                          RISK FACTORS

The purchase of the securities offered hereby is subject to risk. Investors should evaluate these risk factors carefully.

Need for Additional Financing. The Company has been financed through the sale of its common stock. In order to succeed the Company will require additional capital for working capital and for marketing. There can be no assurance that such financing will be available, when required, on acceptable terms.

Markets   Uncertain.  Despite  the  business  experience  of  the   officers,
directors, and principal shareholders of the Company, and the Company's products there can be no assurance that markets for the Company's products will continue to be sizable enough to permit the Company to operate profitably.

Reliance on Management. All decisions with respect to the management of the Company will be made exclusively by its officers and directors. To a large extent, the success of the Company will depend upon the quality of the management provided by its officers and directors.

Dependence upon Key Personnel. The success of the Company will be largely dependent on the personal efforts of key employees, officers, and directors, who are responsible for the development of the business of the Company. If any of the key employees, officers or directors should, for whatever the reason, cease to serve the Company, the Company may find it difficult to find replacements within a short time frame, and thus, the Company's ability to meet its goals could be adversely affected.

Company Capitalization. To the extent that the funding may be insufficient to meet expenses, the Company may be required to obtain the funds through additional borrowings by raising funds through selling equity interests in the Company. Management believes that operating profits can be generated, but both the production of intellectual properties and any return to Shareholders may take considerably longer than anticipated.

                                   PART I

Item 2.

General

     ShareCom was formed as an Internet e-commerce company selling electronic products to end consumers through its 2WayTalk.com website. ShareCom is now expanding its product lines through its other website called WeatherRadios.com. The founders are: Lynda Nordling, a marketing executive with twenty-three years experience at the headquarters of a major insurance company, and Brad Nordling, a software developer who has twenty years technology experience with a concentration in website development in the last six years.

     The Company's principal executive offices are located at 1251 N. Sherwood Lane, Palatine, Illinois, telephone (800) 818-6505.

Management

Brad Nordling            CEO, President and Director
Michele Smith            Secretary/ Treasurer
Frank Richier            Vice President of Operations

Brad Nordling-Chief Executive Officer, President and Director. Brad Founded ShareCom in 1994 as Shared Computer Services. Early services offered included Local Area Network installations and upgrades. Wed site development started in late 1996 and online shopping through 2 Way Talk and then WeatherRadios.com began in January 1999. Brad has been full-time at ShareCom since October 1, 2001. Before that, he also held outside positions, most recently at I-Jam Multimedia as Director of Information Technology. Brad began there in July 2000, creating their e-commerce on line presence. Before I-Jam, Brad was a Senior Developer for PowerCerv, an ERP Software producer. Starting in April 1997, Brad was in charge of developing and implementing customized systems for various corporate clients including Friskars and Lutheran Brotherhood. Prior to PowerCerv, Brad was a Senior Staff Programmer at Allstate Insurance at the conclusion of his ten-year career there.

Michele Smith, Secretary/Treasurer. Michele started at ShareCom in March 2000 and holds a variety of responsibilities. She is in charge of all website development and maintenance for the WeatherRadio.com site. In addition to all her technical skills, she is in charge of all customer service at ShareCom. She handles all customer follow-ups for order status inquires and product returns. Michele duties also include keeping all financial records for the company and working with accountants for monthly and annual reconciliation. Prior to coming to ShareCom, Michele was customer service specialist for American Online. She began there in 1996, handling customer calls and monitoring various chat rooms and message boards. She also managed the accounting for her husband's own business.

Frank Richier, Vice President of Operations. Frank began with ShareCom this May 2001. Prior to coming here, Frank was founding member of I-Jam
Multimedia. Frank was in charge of Directing and managing the overall sales operation at I-Jam, which included a staff of over 30 sales persons throughout the United States. Relationships built with major retailers like Best Buy, Target, AOL, Sears, and Amazon.com produced first year sales for over 12 Million dollars with one SKU (Item). Frank began with I-Jam in mid 1998 after success at I-Jam's sister company, Wireless Marketing Corporation. Beginning there in the middle of 1996, he was Director of Sales, helping to attain a 70% increase revenue.

Legal Proceedings

     The Company is not currently involved in any legal proceedings.

Properties.

      ShareCom maintains its administrative offices at 1251 N. Sherwood Lane, Palatine, Illinois 60067.

                            OFFERING SHAREHOLDERS

The following table lists the shares of Company common stock held by John Patrick Lynch and Arnold P. Guttenberg in proposing to sell their shares, the percentage held by each, and the shares currently proposed to be reoffered by them pursuant to this Prospectus.

                                                     Percent
                                            New       Before     Percent of
                          Number of       Shares     Offering   Total After
Shareholder               Shares (1)      Offered      (2)        Offering
John Patrick Lynch         384,000        150,000       2%           3%
Arnold P. Guttenberg       602,000        150,000       4%           5%
                                         ---------
        TOTAL                             300,000

(1) Includes interest held in other entities whereby Shareholder has a controlling interest.
(2)  Rounded to nearest percentage.

                                   PART II

Item 3. Information with Respect to the Company

This prospectus is accompanied by the Company's Form 10-KSB, and its latest 10QSB Quarterly Reports filed subsequent thereto, for quarter ending June 30, 2001. These Annual, Quarterly and Current Reports, as well as all other reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, in addition to the Form 8-K filed on August 3, 2001,are hereby incorporated by reference in this prospectus and may be obtained upon the oral or written request of any person to the Company at 1251 N. Sherwood Lane, Palatine, Illinois telephone number (800) 818-6505

Incorporation of Documents by Reference.

The registrant incorporates the following documents by reference in this Registration Statement:

(a)  The registrants Form 10SB filed August 31, 1999
(b) The registrants Quarterly Report on Form 10-QSB for the quarter ending March 30, 1999.
(c) The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 1999.
(d) The registrants Quarterly Report on Form 10-QSB for the quarter ending September 30, 1999
(e) The registrants Quarterly Report on Form 10-KSB for the year ending December 30, 1999.
(f) The registrants Quarterly Report on Form 10-QSB for the quarter ending March 30, 2000.
(g) The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 2000.
(h) The registrants Quarterly Report on Form 10-KSB for the year ending December 30, 2000.
(i) The registrants Quarterly Report on Form 10-QSB for the quarter ending March 30, 2001.
(j) The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 2001.
(k) The registrants Form 8-K for the merger between Anonymous Data Corporation and ShareCom, Inc. with ShareCom, Inc. audit for the year ended December 31, 2000 filed on August 3, 2001.

Item 4. Description of Securities

General

Common Stock

     The Company's Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, $0.001 par value per share, of which 16,060,742 shares were outstanding as of the date of this filing. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders and have no cumulative voting rights.

Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock. All of the outstanding shares of common stock are validly issued, fully paid and non-assessable.

Preferred Stock

     The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of preferred stock, $0.001 par value per share, of which no shares were outstanding as of the date of this filing. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Company's
Certificate of Incorporation and limitations imposed by law, the Board of Directors is expressly authorized to adopt resolutions to issue the shares, to fix the number of shares and to change the number of shares constituting any series, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any class or series of the Preferred Stock, in each case without any further action or vote by the stockholders.

     One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of the Company's management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of common stock. For example, Preferred stock issued by the Company may rank prior to the common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common Stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common Stock at a premium or may otherwise adversely affect the market price of the common stock.

     The Company has no plans to issue Preferred Stock.

Item 5.  Interests of Named Experts and Counsel

     N/A

Item 6. Indemnification

     The Articles of Incorporation for the Company do contain provisions for indemnification of the officers and directors; in addition, Section 78.751 of the Nevada General Corporation Laws provides as follows:

      78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

     1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

     3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

     4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation
only   as  authorized  in  the  specific  case  upon  a  determination   that
indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:
     (a)  By the stockholders:
     (b) By the board of directors by majority vote of a quorum consisting o directors who were not parties to act, suit or proceeding;
     (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or
     (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

     5. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6.   The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:
(a)  Does   not   exclude  any  other  rights  to  which  a  person   seeking
   indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5, may not be made to or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.
(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7. Exemption From Registration Claimed.

      All of the shares were exempt from the registration requirements of the Securities Act of 1933 as amended by virtue of Section 4(2) thereof covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8. Exhibits.

3.1  Articles of Incorporation of registrant (1).
3.2  Bylaws (2).
5    Opinion  of  Stoecklein Law Group, regarding legality  of  shares  being issued (3).
10   a.  Consultant Stock Compensation Plan (3)
     b.  Consultants Agreements (3).
__________________________________________
(1) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25523;
(2) Incorporated by reference from the registrants Registration Statement on Form 10SB, File No. 000-25523;
(3) Filed herewith.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or election of a managing underwriter.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities offered at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement referring to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel that matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palatine, State of Illinois, on this 16th day of October, 2001.

SHARECOM, INC.

By :      /s/ Brad Nordling
       Brad Nordling, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 16, 2001.

Signature                Title                         Date

/s/ Brad Nordling        CEO, President and Director        October 16, 2001
Brad Nordling

                                  EXHIBIT 5
                           Opinion and Consent of
                            Stoecklein Law Group

              STOECKLEIN LAW GROUP, A PROFESSIONAL CORPORATION

                   Practice Limited To Federal Securities

Emerald Plaza                                      Telephone: (619) 595-4882
402 West Broadway                                  Facsimile: (619) 595-4883
Suite 400                                           Email: djs@slgseclaw.com
San Diego, California 92101                           Web: www.slgseclaw.com

                                        October 16, 2001

Mr. Brad Nordling
President
SHARECOM, INC.
1251 N. Sherwood Lane
Palatine, IL 60067

     RE: REGISTRATION STATEMENT ON FORM S-8

Dear Mr. Nordling:

You have requested our opinion as to the legality of the registration by you, SHARECOM, INC. (the "Corporation") of up to 300,000 shares of Common Stock (the "shares") pursuant to a Registration Statement, dated October 15, 2001, on Form S-8 (the "Registration Statement") to be filed on October 16, 2001:

As your counsel we have reviewed and examined:

1.   The  Articles  of  Incorporation of the  Corporation,  as  amended  (the
     "Articles");

2. The Bylaws of the Corporation, as certified by the Secretary of the Corporation;

3.   The Resolutions of the corporation authorizing the registration;

4.   The minute book of the Corporation;

5.   The registrants Form 10SB filed August 31, 1999

6. The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 1999

7. The registrants Quarterly Report on Form 10-QSB for the quarter ending September 30, 1999

8. The registrants Quarterly Report on Form 10-KSB for the year ending December 30, 1999.

9. The registrants Quarterly Report on Form 10-QSB for the quarter ending March 30, 2000.

10. The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 2000.

11. The registrants Quarterly Report on Form 10-KSB for the year ending December 30, 2000.

12. The registrants Quarterly Report on Form 10-QSB for the quarter ending March 30, 2001.

13. The registrants Quarterly Report on Form 10-QSB for the quarter ending June 30, 2001

14.  The   registrants  Form  8-K  for  the  merger  between  Anonymous  Data
     Corporation and ShareCom, Inc. with ShareCom, Inc. audit for the year ended December 31, 2000 filed on August 3, 2001.

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15.  The Consultant and Employee Stock Compensation Plan; and

16. Such other matters as we have deemed relevant in order to form our opinion.

In giving our opinion, we have assumed without investigation the authenticity of any document or instrument submitted to us as an original, the conformity to the original of any document or instrument submitted to us as a copy, and the genuineness of all signatures on such originals or copies.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Shares, if issued and sold as described in the Registration Statement (provided that at least par value is paid for the shares): (i) will have been duly authorized, legally issued, fully paid and nonassessable, (ii) when issued will be a valid and binding obligation of the corporation, and (iii) do not require a permit from any governmental agency. Our opinion is subject to the qualification that no opinion is expressed herein as to the application of the state securities or Blue-Sky laws.

This Opinion is furnished by us as counsel to you and is solely for your benefit. Neither this opinion nor copies hereof may be relied upon by, delivered to, or quoted in whole or in part to any governmental agency or other person without our prior written consent.

Notwithstanding the above, we consent to the use of our opinion in regards to the Request to Transfer Agent for transfer of the above referred to shares.




                                        Yours Very Truly,

                                        /s/ Donald Stoecklein


                                        Donald J. Stoecklein

                                 EXHIBIT 10
               CONSULTANT AND EMPLOYEE STOCK COMPENSATION PLAN
                AMENDED AND RESTATED OCTOBER 2001 CONSULTANT
                                     AND
                      EMPLOYEE STOCK COMPENSATION PLAN
                               SHARECOM, INC.

                                     I.
                            Purpose of the Plan.

The  purpose  of  this  Plan  is  to further the  growth  of  ShareCom,  Inc.
("ShareCom") by allowing the Company to compensate officers, directors, consultants and certain other persons providing bona fide services to the Company or to compensate officers, directors and employees for accrual of salary, through the award of ShareCom common stock.

                                     II.
                                 Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth in this Section:

1. "Award" means any grant of Common Stock made under this Plan.

2. "Board of Directors" means the Board of Directors of ShareCom.

3. "Code" means the Internal Revenue Code of 1986, as amended.

4. "Common Stock" means the common stock, par value $ .001 per share, of ShareCom.

5. "Date of Grant" means the day the Board of Directors authorizes the grant of an Award or such later date as may be specified by the Board of Directors as the date a particular Award will become effective.

6. "Employee" means any person or entity that renders bona fide services to the Company (including, without limitation, the following: a person employed by the Company in a key capacity; an officer or director of ShareCom or one or more Subsidiaries; a person or company engaged by the Company as a consultant; or a lawyer, law firm, accountant or accounting firm.

7. "Subsidiary" means any corporation that is a subsidiary with regard to ShareCom as that term is defined in Section 424(f) of the Code.

                                    III.
                         Effective Date of the Plan

The effective date of this Amended Plan is October 15, 2001.


                                     IV.
                         Administration of the Plan

The Board of Directors will be responsible for the administration of this Plan, and will grant Awards under this Plan. Subject to the express provisions of this Plan, the Board of Directors shall have full authority and sole and absolute discretion to interpret this Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations which it believes to be necessary or advisable in administering this Plan. The determinations of the Board of Directors on the matters referred to in this Section shall be conclusive. The Board of Directors shall have sole and absolute discretion to amend this Plan. No member of the Board of Directors shall be liable for any act or omission in connection with the administration of this Plan unless it resulted from the member's willful misconduct.

                                     V.
                          Stock Subject to the Plan

The maximum number of shares of Common Stock as to which Awards may be granted under this Plan as of this date and subject to subsequent amendment is 300,000 shares. The Common Stock which is issued on grant of awards may be authorized but unissued shares or shares which have been issued and reacquired by ShareCom. The Board of Directors may increase the maximum number of shares of Common Stock as to which Awards may be granted at such time as it deems advisable.

                                     VI.
                     Persons Eligible to Receive Awards

Awards may be granted only to Employees, or Consultants of the Company, in their individual capacity only.

                                    VII.
                              Grants of Awards

Except as otherwise provided herein, the Board of Directors shall have complete discretion to determine when and to which Employees or Consultants Awards are to be granted, and the number of shares of Common Stock as to which awards granted to each Employee or consultant will relate. No grant will be made if, in the judgment of the Board of Directors, such a grant would constitute a public distribution within the meaning of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations promulgated thereunder. The Board of Directors upon approval of the issuance of shares pursuant to this plan shall provide as an exhibit, the party to whom shares are issued, and the number of shares issued.

                                    VIII.
                       Delivery of Stock Certificates

As promptly as practicable after authorizing the grant of an Award ShareCom shall deliver to the person who is the recipient of the Award, a certificate or certificates registered in that person's name, representing the number of shares of Common Stock that were granted.

                                     IX.
                                 Employment

Nothing in this Plan or in the grant of an Award shall confer upon any Employee or consultant the right to continue in the employ of the Company nor shall it interfere with or restrict in any way the rights of the Company to discharge any employee at any time for any reason whatsoever, with or without cause.

                                     X.
                            Laws and Regulations

The obligation of ShareCom to sell and deliver shares of Common Stock on the grant of an Award under this Plan shall be subject to the condition that counsel for ShareCom be satisfied that the sale and delivery thereof will not violate the Act or any other applicable laws, rules or regulations.

                                     XI.
                            Withholding of Taxes

If subject to withholding tax, the Company shall be authorized to withhold from an Employer's salary or other cash compensation such sums of money as are necessary to pay the Employee's withholding tax. The Company may elect to withhold from the shares to be issued hereunder a sufficient number of shares to satisfy the Company's withholding obligations. If the Company becomes required to pay withholding tax to any federal, state or other taxing authority as a result of the granting of an Award and the Employee fails to provide the Company with the funds with which to pay that withholding tax, the Company may withhold up to 50% of each payment of salary or bonus to the Employee (which will be in addition to any other required or permitted withholding), until the Company has been reimbursed for the entire withholding tax it was required to pay.

                                    XII.
                            Reservation of Shares

ShareCom shall at all times keep reserved for issuance on grant of awards under this Plan a number of authorized but unissued or reacquired shares of Common Stock equal to the maximum number of shares ShareCom may be required to be issued on the grant of Awards under this Plan.

                                    XII.
                           Termination of the Plan

The Board of Directors may suspend or terminate this Plan at any time or from time to time, but no such action shall adversely affect the rights of a person granted an Award under this Plan prior to that date.

                                    XIV.
                              Delivery of Plan

A Copy of this Plan shall be delivered to all participants, together with a copy of the resolution or resolutions of the Board of Directors authorizing the granting of the Award and establishing the terms, if any, of participation.

No dealer, salesman, or any other person has been authorized by the Company to give any information or to make any representations other than those contained in this Prospectus in connection with the offering made hereby, and if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than those specifically offered hereby or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction in which such offer or sale would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since any of the dates as of which information is furnished or since the date of this Prospectus.